UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2025
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 14, 2025, T Stamp Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), which stated that the Company no longer complies with Nasdaq’s continued listing rules due to the Company not having held an annual meeting of its stockholders within twelve months of the end of the Company’s fiscal year end, as required pursuant to Nasdaq Listing Rule 5620(a). In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant the Company an exception of up to 180 calendar days from the fiscal year end, or until June 30, 2025, to regain compliance. The Company plans to submit a compliance plan within the specified period. The Company notes that it has filed a definitive proxy statement indicating that it will hold its 2024 Annual Stockholder Meeting on Wednesday, January 29, 2025.

While the compliance plan is pending, the Company's securities will continue to trade on Nasdaq. If the Nasdaq does not accept the Company's compliance plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

There can be no assurance the Company will maintain compliance with the above or any other Nasdaq listing rule.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 17, 2025, the Board of Directors of the Company appointed Lance Wilson as the Company’s new Chief Financial Officer, to fill the vacancy in the position left after Alex Valdes’s resignation as Chief Financial Officer effective January 2, 2025.

Lance Wilson, a licensed Certified Public Accountant in Georgia, first joined the Company in 2021, serving in various financial capacities, most recently as the Senior Vice President of Accounting & Finance at T Stamp from July 2024 until being appointed to his role as CFO. Lance leads all external financial reporting, including SEC filings and technical accounting research and implementation. Lance has played a key role in multiple initiatives, including a successful public fundraising campaign that resulted in Trust Stamp’s NASDAQ listing in January 2022.

Prior to joining T Stamp, Lance served as the Financial Reporting Manager at Cousins Properties (NYSE: CUZ) from July 2020 to July 2021, where he managed all SEC filings, technical accounting projects, and audit engagements. Prior to that, he severed in various accounting roles at The North Highland Company, Change Healthcare (formerly McKesson Technology Solutions), and BDO-USA, LLC. Lance holds a Master of Accountancy degree and a Bachelor of Science in Commerce and Business Administration from The University of Alabama.

Lance Wilson has no family relationships with any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Lance Wilson and the Company entered into an Executive Employment Agreement (the “Agreement”), with an effective date of January 1, 2025, for his role as Chief Financial Officer (CFO) of the Company. The Agreement outlines Mr. Wilson’s ongoing responsibilities, including oversight of the Company’s financial integrity, regulatory compliance, and multicurrency financial reporting. It also details his leadership in investor relations and compliance with applicable SEC, Nasdaq, and Sarbanes-Oxley requirements.

Under the Agreement, Mr. Wilson will receive an annual base salary of $182,250, subject to periodic review, and will be eligible for an annual equity bonus of at least 10% of his base salary in the form of restricted stock units. The Agreement also includes provisions for reimbursement of business expenses, participation in Company benefit plans, and relocation assistance if applicable.

The Agreement has an open-ended term, continuing until either party provides 120 days’ written notice of termination. It also specifies termination provisions, including compensation and benefits in the event of termination by the Company without cause or by Mr. Wilson for good reason, such as severance equal to up to 36 months of base salary and accelerated vesting of equity awards in certain circumstances, including a change in control. Termination for cause or voluntary resignation without good reason would result in payment of only accrued compensation and benefits through the termination date.

The Agreement contains customary confidentiality and non-disclosure provisions related to the Company's trade secrets and other sensitive information.

The foregoing description of the Agreement is intended to be a summary, and is qualified in its entirety by reference to the Agreement itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.         Description
10.1         Executive Employment Agreement between the Company and Lance Wilson
104         Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: January 21, 2025